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                                                                                                                         Page 1 of 2
                                                                                                                        Exhibit (11)

                                                         THE LTV CORPORATION
                                            Calculation of Basic Earnings Per Share (EPS)
                                                  (Dollar amounts in millions except for EPS)
                                                      (Share data in thousands)

                                                      Year Ended                Year Ended                     Year Ended
                                          ---------------------------------------------------------   ----------------------------
                                                      1999                          1998                          1997
                                          ---------------------------   ---------------------------   ----------------------------
                                           Shares    Amount     EPS      Shares    Amount    EPS       Shares    Amount     EPS
                                          --------  ------- ---------   --------  ------- ---------   --------   ------- ---------

Net income (loss)                                    $(212)                       $  (27)                        $  30

Preferred stock dividend
     requirements                                       (3)                           (2)                           (2)
                                                     -----                        ------                         -----

                                                     $(215)                       $  (29)                        $  28
                                                     =====                        ======                         =====

                                          -------                        ------                        -------
Weighted average shares outstanding:      100,020                        99,849                        103,438
                                          =======                        ======                        =======

BASIC EARNINGS (LOSS) PER SHARE                              $ (2.15)                        $(0.29)                       $  0.27
                                                             =======                         ======                        =======

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
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
                                                                                                                         Page 2 of 2
                                                                                                                        Exhibit (11)


                                                         THE LTV CORPORATION
                                           Calculation of Diluted Earnings Per Share (EPS)
                                             (Dollar amounts in millions except for EPS)
                                                      (Share data in thousands)

                                                           Year Ended                Year Ended                   Year Ended
                                               --------------------------------------------------------    ------------------------
                                                            1999                        1998                          1997
                                               --------------------------   ---------------------------    ------------------------
                                                Shares    Amount    EPS      Shares    Amount    EPS        Shares   Amount    EPS
                                               --------  -------- -------   --------  ------- ---------    -------- -------  ------

Net income (loss)                                         $ (212)                      $ (27)                        $ 30

Preferred stock dividend
     requirements                                             (3)                         (2)                          (2)
                                                          -------                      ------                        -----
                                                          $ (215)                      $ (29)                        $  28
                                                          =======                      ======                        =====
                                               ---------                    ---------                      -------
Weighted average shares outstanding:             100,020                       99,849                      103,438
                                               =========                    =========                      =======

Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock                   (A)                           (A)                          141
Common Stock issuable upon
     conversion of Series A and B
     Preferred Stock                                (A)                           (A)                          (A)
                                               --------   -------           ---------  ------              -------   -----
                                                100,020   $ (215)              99,849  $ (29)              103,579   $ 28
                                               ========   =======           =========  ======              =======   ====

DILUTED EARNINGS (LOSS) PER SHARE                                   $ (2.15)                   $ (0.29)                       $0.27
                                                                    ========                   ========                       =====


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(A) Addition of these shares would result in antidilution.